Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52125) pertaining to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 2-95022) pertaining to the Ashland Inc. Amended Stock Incentive Plan for Key Employees, in the Registration Statement (Form S-8 No. 33-32612) pertaining to the Ashland Inc. Employee Savings Plan, in the Registration Statement (Form S-8 No. 33-55922)
pertaining to the Ashland Inc. 1993 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 33-49907) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan, in the Registration Statement (Form S-8 No. 33-62901) pertaining to the Ashland Inc. Deferred Compensation Plan, in the Registration Statement (Form S-8 No. 333-33617) pertaining to the Ashland Inc. 1997 Stock Incentive Plan, in the
Registration   Statement  (Form  S-3  No.  333-78675)   pertaining  to  the
registration  of  68,925  shares  of  Ashland  Inc.  Common  Stock,  in the
Registration   Statement  (Form  S-3  No.  333-36842)   pertaining  to  the
registration  of  96,600  shares  of  Ashland  Inc.  Common  Stock,  in the
Registration Statement (Form S-3 No. 333-54762) pertaining to the registration of 149,300 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-82830) pertaining to the registration of 265,100 shares of Ashland Inc. Common Stock, in the Registration Statement (Form S-3 No. 333-105396) pertaining to the registration of 296,385 shares of Ashland Inc. Common Stock, and in the Registration Statement (Form S-3 No. 333-69138) pertaining to the offering of $600,000,000 of Debt Securities, Preferred Stock, Depository Shares, Common Stock and/or Warrants of Ashland Inc., of our report dated November 24, 2003, with respect to the consolidated financial statements and schedule of Ashland Inc. and consolidated subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2003.



/s/ Ernst & Young

Cincinnati, Ohio
November 24, 2003